Business Wire - July 07, 1998 08:10

MOUNTAIN LAKES, N.J.--(BUSINESS WIRE)-- July 7, 1998--

--Continues Its International Expansion With

Acquisition Of Canadian IT Firm --

Computer Horizons Corp. (Nasdaq:CHRZ) today announced the acquisition of Informatics Search Group ("ISG") of Toronto, Canada. The assets purchase transaction was for a combination of cash and Computer Horizons stock with the potential for additional payments, providing ISG achieves certain pre-defined growth and revenue targets. The acquisition is expected to be accretive immediately in 1998 and is expected to continue approximately $0.04 per share in calendar 1999.

ISG is an information technology services firm offering both professional staffing and career placement services. Current clients include Bell Sygma Telecom, Toronto Dominion Bank, Citibank Canada, IBM Canada and Canadian Tire Corporation. Over the past three years, ISG has been one of the fastest growing IT services companies in Canada. Revenues for the last six months of 1998 are expected to approximate $15 million and for calendar 1999 approximately $43 million.

Vincent Michael Roti, current owner and President of ISG, will now oversee Computer Horizons' staffing services in Canada. Under his supervision will be approximately 35 experienced information technology recruiters and over 325 billable consultants.

"We are very pleased with the acquisition of Informatics Search Group as it enhances our competitive position in several ways. By operating a sophisticated and fast growing information technology staffing business in Canada, we will be better able to serve our existing and potential customers who are increasingly demanding global service," commented John Cassese, President and Chairman of Computer Horizons. "Additionally, the acquisition of ISG, combined with our recently announced acquisition of UK-based Spargo Consulting, will enable us to significantly increase our internationally generated revenue stream," he concluded.

Vincent Michael Roti added, "Since its inception, ISG has prided itself in providing the highest quality of services in the IT staffing industry. Computer Horizons now has the capability to leverage ISG's strength in Canadian recruitment to help fulfill its U.S. staffing needs. Simultaneously, ISG gains access to a new talent pool."

Mr. Roti continued, "We are also very pleased to now be part of Computer Horizons' wide breadth of value-added information technology services that we could not previously provide to our customers."


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Computer  Horizons  Corp.,  founded  in  1969,  is  a  diversified   information
technology  services  company  with  4,000  employees  worldwide.   Through  its
international network of 50 offices in the US, UK, and Canada, it provides clients with resource augmentation and advanced technology solutions to business problems through applications development, client/server migration, network management, emerging technologies, and legacy systems maintenance, including its industry-leading solution to the millennium date-change problem, Signature 2000. Please visit our Web site at http://www.computerhorizons.com. E-mail address for more information is: information@computerhorizons.com.

This press release includes certain "forward-looking statements" for purposes of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 that involves risks and uncertainties that could cause actual results to differ materially. Such statements are based upon, among other things, assumptions made by, and information currently available to, management, including management's own knowledge and assessment of Computer Horizons' industry and competition.

         CONTACT:          Computer Horizons
                           David Reingold/William Murphy
                           (973) 299-4105
                           dreingold@computerhorizons.com
                           wmurphy@computerhorizons.com
                                    or
                           Ruder Finn
                           Stacy Lipschitz (Investors)
                           Laura Hupprich (Media)
                           (212) 583-2757/(212) 593-6387
                           lipschitzs@ruderfinn.com
                           hupprich@ruderfinn.com


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